     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2000
                                                      REGISTRATION NO. 333-30274
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        CLICKSOFTWARE TECHNOLOGIES LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

       ISRAEL                 7372            NOT APPLICABLE
   (STATE OR OTHER      (PRIMARY STANDARD    (I.R.S. EMPLOYER
   JURISDICTION OF         INDUSTRIAL         IDENTIFICATION
  INCORPORATION OR     CLASSIFICATION CODE        NUMBER)
    ORGANIZATION)            NUMBER)

                               34 HABARZEL STREET
                                TEL AVIV, ISRAEL
                                (972-3) 765-9400
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              DR. MOSHE BEN-BASSAT
                            CHIEF EXECUTIVE OFFICER
                              CLICKSOFTWARE, INC.
                             3425 S. BASCOM AVENUE
                                   SUITE 230
                           CAMPBELL, CALIFORNIA 95008
                                 (408) 377-6088
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   Copies to:

 JEFFREY D. SAPER, ESQ.     IAN ROSTOWSKY, ADV.         YUVAL HORN, ADV.      RICHARD CAPELOUTO, ESQ.
 ALLISON L. BERRY, ESQ.      DUBI ZOLTAK, ADV.        ASAF BEN-ZEEV, ADV.       MICHAEL NATHAN, ESQ.
ROBERT F. WESTOVER, ESQ.    EFRATI, GALILI & CO.      TAL SCHNEIDER, ADV.        SIMPSON THACHER &
     WILSON SONSINI          6 WISSOTSKY STREET          DORON COHEN --               BARTLETT
   GOODRICH & ROSATI           TEL AVIV 62338       DAVID COHEN, LAW OFFICES   425 LEXINGTON AVENUE,
PROFESSIONAL CORPORATION           ISRAEL            14 ABBA HILLEL SILVER    NEW YORK, NEW YORK 10017
   650 PAGE MILL ROAD         (972-3) 605-1010                ROAD                 (212) 455-2000
PALO ALTO, CA 94304-1050                                RAMAT-GAN 52506
     (650) 493-9300                                          ISRAEL
                                                        (972-3) 753-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     THE REGISTRATION FEE WAS PREVIOUSLY CALCULATED AND PAID IN CONNECTION WITH THE FILING OF THE REGISTRATION STATEMENT ON FEBRUARY 14, 2000 AND PRE-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON APRIL 13, 2000.

     NO EXHIBITS ARE FILED WITH THIS POST-EFFECTIVE AMENDMENT.
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

     The Registrant registered an aggregate of 5,750,000 of its ordinary shares (the "Registered Shares") pursuant to a Registration Statement on Form S-1 (File No. 333-30274) filed with the Securities and Exchange Commission on February 14, 2000, as amended. The Registered Shares included 4,000,000 ordinary shares (the "Sold Shares") sold by the Registrant in its initial public offering which occurred on June 22, 2000 and 600,000 ordinary shares (the "Over-Allotment Shares") that may be sold by the Registrant for a period of 30 days pursuant to the over-allotment option granted to the underwriters. The Registrant hereby withdraws from registration under this Registration Statement the 1,150,000 ordinary shares (the "Remaining Shares") that represent the difference between the Registered Shares and the sum of the Sold Shares and the Over-Allotment Shares.

     This Post-Effective Amendment is being filed for the sole purpose of deregistering the Remaining Shares. No changes are being made to the prospectus or to Part II of the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Campbell, California, on June 22, 2000.

                                          CLICKSOFTWARE TECHNOLOGIES LTD.

                                          By:     /s/ MOSHE BEN-BASSAT
                                            ------------------------------------
                                                    Dr. Moshe Ben-Bassat
                                                  Chief Executive Officer

                                          Authorized representative in the
                                          United States:

                                          CLICKSOFTWARE, INC.

                                          By:     /s/ SHIMON M. ROJANY
                                            ------------------------------------
                                                      Shimon M. Rojany
                                                 Senior Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                             TITLE                   DATE
---------                                                             -----                   ----
                  /s/ MOSHE BEN-BASSAT                    Chief Executive Officer and     June 22, 2000
--------------------------------------------------------    Director (Principal
                  Dr. Moshe Ben-Bassat                      Executive Officer)

                  /s/ SHIMON M. ROJANY                    Chief Financial Officer         June 22, 2000
--------------------------------------------------------    (Principal Financial And
                    Shimon M. Rojany                        Accounting Officer)

        /s/ SHIMON M. ROJANY AS ATTORNEY-IN-FACT          Director                        June 22, 2000
--------------------------------------------------------
                  Dr. Israel Borovich

        /s/ SHIMON M. ROJANY AS ATTORNEY-IN-FACT          Director                        June 22, 2000
--------------------------------------------------------
                       Roni Einav

SIGNATURE                                                             TITLE                   DATE
---------                                                             -----                   ----
        /s/ SHIMON M. ROJANY AS ATTORNEY-IN-FACT          Director                        June 22, 2000
--------------------------------------------------------
                    Nathan Gantcher

        /s/ SHIMON M. ROJANY AS ATTORNEY-IN-FACT          Director                        June 22, 2000
--------------------------------------------------------
                   Frederic W. Harman

        /s/ SHIMON M. ROJANY AS ATTORNEY-IN-FACT          Director                        June 22, 2000
--------------------------------------------------------
                      Eddy Shalev

        /s/ SHIMON M. ROJANY AS ATTORNEY-IN-FACT          Director                        June 22, 2000
--------------------------------------------------------
                    James W. Thanos